Clifton Bancorp Inc. Announces
 Financial Results for the Third Quarter Ended December 31, 2016;
Declares Cash Dividend

Clifton, New Jersey – February 1, 2017 -- Clifton Bancorp Inc. (Nasdaq: CSBK) (the "Company"), the holding company for Clifton Savings Bank, today announced results for the third quarter ended December 31, 2016.  Net income for the third quarter was $1.22 million ($0.06 per share, basic and diluted) as compared to net income of $1.33 million ($0.05 per share, basic and diluted) for the third quarter ended December 31, 2015.  Net income for the nine months ended December 31, 2016 was $3.48 million ($0.16 per share, basic and diluted) as compared to $4.52 million ($0.18 per share, basic and diluted) for the same period in 2015.

The Board of Directors also announced today that the Company will pay a cash dividend of $0.06 per common share for the quarter ended December 31, 2016. The dividend will be paid on March 3, 2017 to stockholders of record on February 17, 2017.

Notable Items
•	Total assets increased 9.4%, or $118.1 million, from $1.25 billion at March 31, 2016 to $1.37 billion at December 31, 2016;
•	Net loans increased 20.1%, or $156.7 million, from $780.2 million at March 31, 2016 to $936.9 million at December 31, 2016;
•	Multi-family and commercial real estate loans increased 83.4%, or $128.1 million, from $153.6 million at March 31, 2016 to $281.7 million at December 31, 2016;
•
Loan mix between one-to-four family real estate loans and multi-family/commercial real estate loans to total loans shifted from 79.0% and 19.7%, respectively, at March 31, 2016 to 68.6% and 30.0%, respectively, at December 31, 2016;

•	Nonperforming loans to total gross loans decreased to 0.37% at December 31, 2016 from 0.63% at December 31, 2015;
•	Deposits increased 15.6%, or $108.7 million, from $694.7 million at March 31, 2016 to $803.4 million at December 31, 2016.

Paul M. Aguggia, Chairman, President, and Chief Executive Officer, stated, "Our efforts to increase awareness of the CSBK brand among commercial/ multi-family real estate borrowers have successfully resulted in another quarter of substantive commercial loan growth. Positive momentum continues in our residential loan business and with CSBK's deposit generation activities as well. We look forward to continuing to drive organic growth through calendar year 2017."

Balance Sheet and Credit Quality Review

Total assets increased $118.1 million, or 9.4%, to $1.37 billion at December 31, 2016, from $1.25 billion at March 31, 2016. The increase in total assets was primarily due to an increase in loans.

Net loans increased $156.7 million, or 20.1%, to $936.9 million at December 31, 2016 from $780.2 million at March 31, 2016. One-to-four family real estate loans increased $26.9 million, or 4.4%, while multi-family and commercial real estate loans increased $128.1 million, or 83.4%, during the nine months ended December 31, 2016. Securities, including both available for sale and held to maturity issues, decreased $38.3 million, or 10.7%, to $319.2 million at December 31, 2016 from $357.5 million at March 31, 2016, mainly because of calls, maturities and repayments.  One security totaling $3.7 million was sold during the nine-month period ended December 31, 2016, resulting in a gain of $84,000. Cash and cash equivalents decreased $8.8 million, or 28.3%, to $22.3 million at December 31, 2016 from $31.1 million at March 31, 2016.

Deposits increased $108.7 million, or 15.6%, to $803.4 million at December 31, 2016 from $694.7 million at March 31, 2016.  Borrowed funds increased $21.0 million, or 9.1%, to $252.5 million at December 31, 2016 from $231.5 million at March 31, 2016. The Company's outstanding borrowings as of December 31, 2016 had a weighted average rate of 1.69% and a weighted average term of 19 months. All outstanding borrowings are with the Federal Home Loan Bank of New York.

Total stockholders' equity decreased $12.2 million, or 3.9%, to $303.1 million at December 31, 2016 from $315.3 million at March 31, 2016, primarily as a result of $13.9 million in repurchases of common stock, and the payment of $4.0 million in cash dividends, partially offset by net income of $3.5 million.

Nonaccrual loans decreased $217,000, or 5.9%, to $3.4 million at December 31, 2016 from $3.7 million at March 31, 2016.  Included in nonaccrual loans at December 31, 2016 were four loans totaling $564,000 that were current or less than 90 days' delinquent, but which were previously 90 days or more delinquent and on nonaccrual status pending a sustained period of repayment performance (generally six months). The percentage of nonperforming loans to total gross loans decreased to 0.37% at December 31, 2016 from 0.47% at March 31, 2016.  The allowance for loan losses to nonperforming loans increased to 162.02% at December 31, 2016 from 119.19% at March 31, 2016, as nonperforming loans decreased, while the allowance balance increased mainly because of provisions associated with significant increases in loans.

Income Statement Review

Net interest income increased by $686,000, or 10.7%, to $7.1 million for the three months ended December 31, 2016 as compared to $6.4 million for the three months ended December 31, 2015. Net interest income increased despite a decrease of 11 basis points in net interest margin and a decrease of $35.2 million in average net interest-earning assets. The increase in interest-earning assets were in the Bank's highest yielding asset category, and lower yielding assets also were redeployed into these higher yielding assets.

Net interest income increased by $1.6 million, or 8.1%, to $21.1 million for the nine months ended December 31, 2016 as compared to $19.6 million for the nine months ended December 31, 2015. Net interest income increased despite a decrease of 8 basis points in net interest margin and a decrease of $40.4 million in average net interest-earning assets.  The increase in interest-earning assets were in the Bank's highest yielding asset category, and lower yielding assets also were redeployed into these higher yielding assets.

The provision for loan losses increased $224,000, or 118.5%, to $413,000 for the three months ended December 31, 2016, as compared to $189,000 for the three months ended December 31, 2015, and increased $1.1 million, or 298.9%, to $1.44 million for the nine months ended December 31, 2016, as compared to $362,000 for the nine months ended December 31, 2015. The increases in the provisions for both periods were mainly the result of the significant increases in the balance of outstanding loans, partially offset by more favorable trends in qualitative factors related to delinquencies considered in the periodic reviews of the general valuation allowance.

Non-interest expenses for the three months ended December 31, 2016 increased $521,000, or 10.8%, to $5.35 million, as compared to $4.83 million for the three months ended December 31, 2015. The increase consisted primarily of increases in salaries and employee benefits of $392,000, or 13.5%, occupancy expense of $86,000, or 21.7%, equipment expense of $122,000, or 34.8%, and advertising and marketing expense of $91,000, or 70.0%, partially offset by decreases in directors compensation of $92,000, or 26.7%, and federal deposit insurance premiums of $71,000, or 55.9%.  The increases in salaries and employee benefits result from the hiring of business development, compliance, lending, and Hoboken and Montclair Banking Center personnel. In addition, expenses rose due to typical annual increases in compensation and benefits expenses and employee stock ownership plan expense due to an increase in the price of the Company's common stock. The increases in occupancy and equipment expense, as well as advertising and marketing expense, were mainly related to the costs of the Hoboken and Montclair Banking Centers, along with the costs associated with new products and services.  The decrease in directors' compensation was related to the retirement of a board member during the first fiscal quarter of 2016 and the shrinking of the board by one member. Federal deposit insurance premiums decreased because of the revision of the FDIC assessment system beginning July 1, 2016.  Revisions for "small institutions" (under $10 billion in assets) resulted in, among other things, a change in the financial ratios method used to determine assessment rates.

Non-interest expenses for the nine months ended December 31, 2016 increased $2.2 million, or 15.9%, to $16.1 million, as compared to $13.9 million for the nine months ended December 31, 2015. The increases consisted primarily of increases in salaries and employee benefits of $1.75 million, or 21.1%, occupancy expense of $190,000, or 16.6%, equipment expense of $213,000, or 19.8%, and advertising and marketing expense of $178,000, or 60.3%.  The increases in salaries and employee benefits include the items noted above, as well as the expense related to the granting of equity awards under the Company's 2015 Equity Incentive Plan. All other category increases include the same items as noted above.

About Clifton Bancorp Inc.
Clifton Bancorp Inc. is the holding company for Clifton Savings Bank (CSBK), a federally chartered savings bank headquartered in Clifton, New Jersey. CSBK is a metropolitan, community-focused bank serving residents and small businesses in its market area through 13 full-service banking centers. For additional investor relations information, including subscribing to email alerts, visit cliftonbancorp.com.

Forward-Looking Statements
Clifton Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

 Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Clifton Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Clifton Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Clifton Bancorp's forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the  loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Clifton Bancorp provides greater detail regarding some of these factors in the "Risk Factors" section of its Annual Report on Form 10-K, which was filed on June 8, 2016. Clifton Bancorp's forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC's website at www.sec.gov.

Contact: Michael Lesler
       (973) 473-2200

Selected Consolidated Financial Condition Data

	At December 31,	At March 31,
	2016	2016
	(In thousands)
Financial Condition Data:
Total assets	$1,371,265	$1,253,127
Loans receivable, net	936,894	780,229
Cash and cash equivalents	22,277	31,069
Securities	319,163	357,462
Deposits	803,364	694,662
FHLB advances	252,500	231,500
Total stockholders' equity	303,098	315,277

Selected Consolidated Operating Data
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands, except share and per share data)

Operating Data:
Interest income	$10,193	$8,736	$29,700	$26,187
Interest expense	3,071	2,300	8,567	6,634
Net interest income	7,122	6,436	21,133	19,553
Provision for loan losses	413	189	1,444	362
Net interest income after provision for
loan losses	6,709	6,247	19,689	19,191
Non-interest income	460	460	1,488	1,426
Non-interest expenses	5,354	4,833	16,144	13,928
Income before income taxes	1,815	1,874	5,033	6,689
Income taxes	596	549	1,557	2,166
Net income	$1,219	$1,325	$3,476	$4,523
Basic earnings per share	$0.06	$0.05	$0.16	$0.18
Diluted earnings per share	$0.06	$0.05	$0.16	$0.18

Average shares outstanding - basic	22,020	24,475	22,337	24,771
Average shares outstanding - diluted	22,150	24,521	22,412	24,829

Average Balance Table
	Three Months Ended December 31,
	2016				2015
			Interest				Interest
	Average		and	Yield/	Average		and	Yield/
	Balance		Dividends	Cost	Balance		Dividends	Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$911,385		$8,082	3.55%	$690,633		$6,320	3.66%
Mortgage-backed securities	264,882		1,694	2.56%	272,904		1,861	2.73%
Investment securities	53,522		259	1.94%	90,323		481	2.13%
Other interest-earning assets	25,522		158	2.48%	27,418		74	1.08%
Total interest-earning assets	1,255,311		10,193	3.25%	1,081,278		8,736	3.23%
Non-interest-earning assets	87,134				76,825
Total assets	$1,342,445				$1,158,103

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$53,830		14	0.10%	$54,474		15	0.11%
Savings and Club accounts	196,208		214	0.44%	139,017		62	0.18%
Certificates of deposit	513,925		1,820	1.42%	466,011		1,531	1.31%
Total interest-bearing deposits	763,963		2,048	1.07%	659,502		1,608	0.98%
FHLB Advances	241,000		1,023	1.70%	136,250		692	2.03%
Total interest-bearing liabilities	1,004,963		3,071	1.22%	795,752		2,300	1.16%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	23,720				14,683
Other non-interest-bearing liabilities	10,902				11,248
Total non-interest-bearing liabilities	34,622				25,931

Total liabilities	1,039,585				821,683
Stockholders' equity	302,860				336,420
Total liabilities and stockholders' equity	$1,342,445				$1,158,103

Net interest income			$7,122				$6,436
Interest rate spread				2.03%				2.07%
Net interest margin				2.27%				2.38%
Average interest-earning assets
to average interest-bearing liabilities	1.25	x			1.36	x

	Nine Months Ended December 31,
	2016				2015
			Interest				Interest
	Average		and	Yield/	Average		and	Yield/
	Balance		Dividends	Cost	Balance		Dividends	Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$856,318		$23,048	3.59%	$668,202		$18,394	3.67%
Mortgage-backed securities	268,886		5,271	2.61%	275,500		5,702	2.76%
Investment securities	61,965		950	2.04%	111,186		1,868	2.24%
Other interest-earning assets	28,008		431	2.05%	29,109		223	1.02%
Total interest-earning assets	1,215,177		29,700	3.26%	1,083,997		26,187	3.22%
Non-interest-earning assets	86,282				78,163
Total assets	$1,301,459				$1,162,160

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$53,560		43	0.11%	$53,854		45	0.11%
Savings and Club accounts	181,114		518	0.38%	140,951		178	0.17%
Certificates of deposit	494,157		5,171	1.40%	473,823		4,545	1.28%
Total interest-bearing deposits	728,831		5,732	1.05%	668,628		4,768	0.95%
FHLB Advances	232,400		2,835	1.63%	121,000		1,866	2.06%
Total interest-bearing liabilities	961,231		8,567	1.19%	789,628		6,634	1.12%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	22,189				14,070
Other non-interest-bearing liabilities	10,691				11,648
Total non-interest-bearing liabilities	32,880				25,718

Total liabilities	994,111				815,346
Stockholders' equity	307,348				346,814
Total liabilities and stockholders' equity	$1,301,459				$1,162,160

Net interest income			$21,133				$19,553
Interest rate spread				2.07%				2.10%
Net interest margin				2.32%				2.40%
Average interest-earning assets
to average interest-bearing liabilities	1.26	x			1.37	x

Asset Quality Data
	Nine		Nine
	Months	Year	Months
	Ended	Ended	Ended
	December 31,	March 31,	December 31,
	2016	2016	2015
	(Dollars in thousands)
Allowance for loan losses:
Allowance at beginning of period	$4,360	$3,750	$3,475
Provision for loan losses	1,444	703	362

Charge-offs	(231)	(93)	(90)
Recoveries	2	-	3
Net charge-offs	(229)	(93)	(87)

Allowance at end of period	$5,575	$4,360	$3,750

Allowance for loan losses to total gross loans	0.59%	0.56%	0.53%
Allowance for loan losses to nonperforming loans	162.02%	119.19%	85.48%

	At December 31,	At March 31,	At December 31,
	2016	2016	2015
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans:
One- to four-family real estate	$3,257	$3,412	$3,572
Multi-family real estate	-	-	563
Commercial real estate	184	186	189
Consumer real estate	-	60	63
Total nonaccrual loans	3,441	3,658	4,387
Real estate owned	730	58	-
Total nonperforming assets	$4,171	$3,716	$4,387

Total nonperforming loans to total gross loans	0.37%	0.47%	0.63%
Total nonperforming assets to total assets	0.30%	0.30%	0.38%

Selected Consolidated Financial Ratios
Three Months Ended	Nine Months Ended
December 31,	December 31,
Selected Performance Ratios (1):	2016	2015	2016	2015
Return on average assets	0.36%	0.46%	0.36%	0.52%
Return on average equity	1.61%	1.58%	1.51%	1.74%
Interest rate spread	2.03%	2.07%	2.07%	2.10%
Net interest margin	2.27%	2.38%	2.32%	2.40%
Non-interest expenses to average assets	1.60%	1.67%	1.65%	1.60%
Efficiency ratio (2)	70.61%	70.08%	71.37%	66.39%
Average interest-earning assets to average
interest-bearing liabilities	1.25	x	1.36	x	1.26	x	1.37	x
Average equity to average assets	22.56%	29.05%	23.62%	29.84%
Dividend payout ratio	107.88%	110.57%	115.33%	130.78%
Net charge-offs to average ourtstanding loans during the periods	0.02%	0.04%	0.04%	0.02%

(1) Performance ratios are annualized.
(2) Represents non-interest expense divided by the sum of net interest income and non-interest income including gains and losses on the sale of assets.

Quarterly Data	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
	(In thousands except shares and per share data)
Operating Data
Interest income	$10,193	$9,916	$9,591	$9,158	$8,736
Interest expense	3,071	2,847	2,649	2,468	2,300
Net interest income	7,122	7,069	6,942	6,690	6,436
Provision for loan losses	413	505	526	703	189
Net interest income after provision for
loan losses	6,709	6,564	6,416	5,987	6,247
Non-interest income	460	501	527	440	460
Non-interest expenses	5,354	5,311	5,479	5,173	4,833
Income before income taxes	1,815	1,754	1,464	1,254	1,874
Income taxes	596	513	448	376	549
Net income	$1,219	$1,241	$1,016	$878	$1,325

Share Data
Basic earnings per share	$0.06	$0.06	$0.04	$0.04	$0.05
Diluted earnings per share	$0.06	$0.06	$0.04	$0.04	$0.05
Dividends per share	$0.06	$0.06	$0.06	$0.06	$0.06
Average shares outstanding - basic	22,020	22,216	22,775	23,434	24,475
Average shares outstanding - diluted	22,150	22,276	22,834	23,479	24,521
Shares outstanding at period end	23,046	23,086	23,576	24,000	25,394

Financial Condition Data
Total assets	$1,371,265	$1,312,190	$1,285,825	$1,253,127	$1,167,739
Loans receivable, net	936,894	881,593	826,629	780,229	700,283
Cash and cash equivalents	22,277	22,758	30,140	31,069	30,493
Securities	319,163	317,147	338,624	357,462	356,977
Deposits	803,364	772,306	719,592	694,662	674,002
FHLB advances	252,500	224,500	244,000	231,500	147,000
Total stockholders' equity	303,098	302,890	309,487	315,277	333,956

Assets Quality:
Total nonperforming assets	$4,171	$3,746	$3,481	$3,716	$4,387
Total nonperforming loans to total gross loans	0.37%	0.32%	0.38%	0.47%	0.63%
Total nonperforming assets to total assets	0.30%	0.29%	0.27%	0.30%	0.38%
Allowance for loan losses	$5,575	$5,200	$4,775	$4,360	$3,750
Allowance for loan losses to total gross loans	0.59%	0.59%	0.58%	0.56%	0.53%
Allowance for loan losses to nonperforming loans	162.02%	185.52%	153.34%	119.19%	85.48%